                                                                    EXHIBIT 10.3


                               AGREEMENT OF LEASE

                                     between

                       NEWTOWN OFFICE DEVELOPMENT III, L.P

                                  ("Landlord")

                                       and

                       3-DIMENSIONAL PHARMACEUTICALS, INC.

                                   ("Tenant")

Version Date: August 8, 2001

                                TABLE OF CONTENTS


1.  PREMISES, TERM AND PURPOSE................................................2
2.  RENT......................................................................3
3.  OPERATING EXPENSES........................................................4
4.  COMPLETION OF IMPROVEMENTS AND COMMENCEMENT OF RENT.......................9
5.  TENANT COVENANTS AS TO CONDITION OF PREMISES, AND
    COMPLIANCE WITH LAWS; LANDLORD COVENANTS.................................10
6.  TENANT IMPROVEMENTS, ALTERATIONS AND INSTALLATIONS.......................11
7.  VARIOUS NEGATIVE COVENANTS BY TENANT.....................................12
8.  VARIOUS AFFIRMATIVE COVENANTS OF TENANT AND LANDLORD.....................13
9.  BUILDING DIRECTORY AND SIGNAGE...........................................13
10. CASUALTY AND INSURANCE...................................................13
11. INDEMNIFICATION..........................................................16
12. NON-LIABILITY OF LANDLORD................................................16
13. REMEDIES AND TERMINATION UPON TENANT DEFAULT.............................16
14. REMEDIES CUMULATIVE; NON-WAIVER BY LANDLORD..............................19
15. SERVICES; ELECTRIC ENERGY AND GAS........................................19
16. SUBORDINATION............................................................23
17. LANDLORD'S CURE OF TENANT'S DEFAULT......................................23
18. NOTICES..................................................................24
19. QUIET ENJOYMENT..........................................................24
20. SECURITY DEPOSIT.........................................................24
21. ACCESS TO PREMISES.......................................................24
22. BROKERAGE................................................................25
23. PARKING..................................................................25
24. LANDLORD'S INABILITY TO PERFORM..........................................25
25. CONDEMNATION.............................................................25
26. ASSIGNMENT AND SUBLETTING................................................26
28. ENVIRONMENTAL MATTERS....................................................29
29. PARTIES BOUND............................................................30
30. MISCELLANEOUS............................................................31
31. RIGHT OF FIRST OFFER.....................................................32
32. CONDOMINIUM DOCUMENTS....................................................33

Exhibit A    Floor Plan of Demised Premises
Exhibit A-1  Site Plan
Exhibit B    Tenant Improvement Work
Exhibit B-1  Preliminary Outline Specification
Exhibit C    Rules and Regulations
Exhibit D    Building Holidays
Exhibit E    Cleaning Specifications
Exhibit F    Janssen Pharmaceutical Space

LEASE AGREEMENT DATED August 8, 2001, BETWEEN NEWTOWN OFFICE DEVELOPMENT III, L.P., a Pennsylvania limited partnership ("Landlord"), having an office at GSB Building, Suite 401, One Belmont Avenue, Bala Cynwyd, PA 19004 and 3-DIMENSIONAL PHARMACEUTICALS, INC., ("Tenant"), a Delaware corporation, having an address at Eagleview Corporate Center, Suite 104, 665 Stockton Drive, Exton, PA 19341 ("Lease").

                                    PREAMBLE
                                    --------

DEFINITIONS.

      In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

      1. Premises or Demised Premises: Outlined on the floor plan annexed hereto
         ----------------------------
and made a part hereof as Exhibit A consisting of approximately 20,509 square feet of Gross Rentable Area on the third floor, together with all fixtures, equipment, improvements and installations attached thereto, in the building, known as Building Three having approximately 59,628 square feet of Gross Rentable Area (the "Building") in the Lower Makefield Corporate Center ("Park") located at Interstate I-95 and Route 332, Lower Makefield Township, Pennsylvania. As per the Condominium Documents (defined in Section 32 below) governing the Park, the Building is Unit 7 of the Park.

      2. Initial Term: Five (5) years, two months from the Commencement Date
         ------------

      3. Commencement Date: The date that rent commences in accordance with
         -----------------
Exhibit B of the Lease

      4. INTENTIONALLY DELETED

      5. Fixed Rent Commencement Date: The Commencement Date.
         ----------------------------

      6. Expiration Date: November 30, 2006.
         ---------------

      7. Permitted Use: General office use.
         -------------

      8. Fixed Rent: $522,979.50 per year payable in consecutive, equal monthly
         ----------
installments of $43,581.62 during the first twelve (12) months after the Fixed Rent Commencement Date. During the Initial Term the Fixed Rent shall be increased each year thereafter by $0.50 per rentable square foot commencing on the first anniversary of the Fixed Commencement Date.

      9. Late Charge: Four percent (4%) of the amount of the payment due.
         -----------

      10. Tenant's Proportionate Share: Thirty four and thirty nine one
          ----------------------------
hundredths percent (34.39%) which Landlord and Tenant agree is the proportion which the rentable area of the Premises bears to the total rentable area of the Building.

      11. Base Year Expense Stop: $5.10 per square foot of Rentable Area.
          ----------------------

      12. Tenant Electric Amount: $1.25 per square foot of rentable area per
          ----------------------
annum until adjusted as provided in Section 15 of the Lease.

      13. Base Building Gas and Electric Amount: $1.00 per rentable square foot
          -------------------------------------
per annum, until adjusted as provided in Section 15 of the Lease.

      14. Security Deposit: $130,744.86.
          ----------------

      15. Designated Brokers: Aegis Property Group and The Staubach Company.
          ------------------

      16. Tenant Improvement Work: as set forth in and in accordance with
          -----------------------
Exhibit B attached hereto and made a part hereof.

      17. Term: The Initial Term and Renewal Term as to which Tenant has
          ----
exercised its rights pursuant to section 1(b) below.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1. Premises, Term and Purpose.
         --------------------------

            (a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Demised Premises located in the Building for the Term commencing on the Commencement Date and ending on the Expiration Date, or such earlier date upon which the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to Law.

            (b) Provided no Event of Default by Tenant shall exist and this Lease shall be in effect, Tenant shall have the right to extend the Term hereof for one (1) five (5) year renewal term (the "Renewal Term"). In order to exercise its right to the Renewal Term, Tenant shall give Landlord written notice of exercise ("Renewal Notice") no later than nine (9) months prior to the end of the Term. During the exercised Renewal Term, all of the terms and conditions of the Lease shall continue in full force and effect, except for provisions which, by their nature, relate only to the Initial Term and except that the Fixed Rent shall be the Fair Market Rent (herein defined), as determined herein. Fair Market Rent shall be such base rental as would be agreed upon by willing and knowledgeable parties, neither of whom were acting under compulsion, taking into account marketing expenses, brokerage commissions and tenant improvement costs that Landlord will not have to pay in connection with the Renewal Term.

                  Within 30 days following Landlord's receipt of Tenant's Renewal Notice, Landlord shall advise Tenant in writing of Landlord's determination of the Fair Market Rent (the "Initial Determination"). The Initial Determination shall be the Fair Market Rent unless Tenant shall within 15 days of Tenant's receipt of the Initial Determination reject the Initial Determination by written notice to Landlord. Tenant shall, together with its notice of rejection, either (i) terminate the Lease as of the end of the Term, or (ii) elect that Landlord and Tenant shall each, within 15 days of Landlord's receipt of Tenant's rejection, designate an independent certified appraiser to act on their respective behalf and shall jointly select a third independent certified appraiser to act as arbiter. If Landlord and Tenant are unable to agree upon an arbiter within such 15-day period, the two designated appraisers shall agree upon an arbiter within 15 days following the date the last one of the two was appointed. Within 30 days of their appointment, each designated appraiser shall establish a Fair Market Rent and within 15 days thereafter, the arbiter shall select one of the two determinations and the determination so selected shall be the Fair Market Rent for the Renewal Term. In the event a final determination of the Fair Market Rent has not been established as of the commencement of the Renewal Term, the Initial Determination shall be deemed to be the Fair Market Rent until the Fair Market Rent is determined, subject to retroactive adjustment upon receipt of the arbiter's determination.

            (c) The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. Tenant shall not use or occupy the Demised Premises or any part thereof, for any purpose deemed unlawful, or extra-hazardous on account of fire or other casualty, or for any purposes which shall impair the character of the Building. Except for those Landlord is obligated to obtain as specifically set forth herein, Tenant, at its sole cost and expense shall obtain any consents, licenses, permits or approvals required to conduct its business at the Demised Premises.

            (d) The "Common Areas" of the Building shall be those parts of the Building and other improvements designated by Landlord from time to time for the common use of all tenants, including among other facilities, halls, lobbies, delivery passages, drinking fountains, public toilets, and the like, and the "Common Areas of the Park" shall be all parking lots, service buildings or similar improvements operated, owned or maintained, in whole or in part, by Landlord or by the condominium association of the Park of which Landlord is a part ("Condominium Association"), and all parkways, drives, greenspaces, parks, fountains or other facilities owned, operated or maintained, in whole or in part, by Landlord or the Condominium Association, or otherwise made available by Landlord or the Condominium Association for use by all tenants of the Building or Park, whether used in conjunction with the use of such space by the occupants of other buildings in the Park or used exclusively by tenants of the Building, all of which facilities shall be subject to Landlord's reasonable management and control and shall be operated and maintained for the benefit of all tenants in a first class manner in compliance with all applicable governmental requirements. Tenant, and its employees and invitees, shall have the non-exclusive right to use the Common Areas of the Building and Park, such use to be in common with Landlord, other tenants of the Building and Park and other persons entitled to use the same.

      2. Rent.
         ----
            (a) Intentionally deleted.

            (b) The Rent reserved under this Lease for the Term hereof shall be and consist of (a) the Fixed Rent payable in equal monthly installments in advance to be paid on the first day of each and every calendar month from and after the Fixed Rent Commencement Date (except that Tenant shall pay the first monthly installment of Fixed Rent upon signing this Lease), plus (b) such additional rent ("Additional Rent") in an amount equal to Tenant's Proportionate Share of Excess Expenses (as such terms are defined in Paragraph 3 of this Lease) and all separate charges for services and utilities expressly provided in Paragraph 15 hereof, and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated above, or such other place as Landlord may designate, in lawful money of the United States of America; provided, however, that if the Fixed Rent Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the partial month commencing on the Fixed Rent Commencement Date shall be appropriately pro-rated on the basis of the monthly rent payable during the first year of the Term.

            (c) Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever. All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within twenty (20) days of delivery by Landlord to Tenant of notice to pay the same.

            (d) In the event that any payment of Fixed Rent, Additional Rent or any other charges shall not be paid within ten (10) days after the due date for same provided herein, Tenant shall pay, together with such payment, the Late Charge. In addition, such unpaid amount shall bear interest until paid beginning on the tenth day after the due date at the prime rate established by First Union Bank plus three percent (3%), per annum.

      3. Operating Expenses.
         ------------------

            (a) For purposes of this Section, the following definitions shall apply:

                  (i) "Base Year Expenses" shall mean the Base Year Expense Stop
                       ------------------
multiplied by the square feet of Rentable Area held for lease in the Building.

                  (ii) "Lease Year" shall mean each twelve month period from the
                        ----------
Commencement Date occurring during the Term.

                  (iii) "Real Estate Taxes" shall mean all taxes, assessments,
                         -----------------
general and special, ordinary as well as extraordinary, charges (including, but not limited to, water and sewer rents and charges), levies, impositions and payments wholly or partly in lieu thereof however denominated, now or hereafter in effect, which are or may be imposed upon or made liens upon the Building or the land appurtenant thereto. Real Estate Taxes shall not include net income, excess profit, excise, franchise, estate, succession or inheritance taxes, provided however that if, due to a change in the method of taxation or assessment, any franchise, income, profit, gross receipts or other tax, however designated, shall be substituted by the applicable taxing authority in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Building or the land appurtenant thereto, such franchise, income, profit, gross receipts or other tax shall be deemed to be included in the term "Real Estate Taxes". If any assessments are permitted by the assessing authority to be paid in installments, Landlord shall do so and only the applicable annual installment shall be included in Real Estate Taxes for a given year. Real Estate Taxes shall be reduced by the amount of any real estate tax refund or credit received by Landlord. Provided Tenant has timely paid its share, Real Estate Taxes shall not include any interest or penalties imposed as a result of Landlord's lateness or failure to pay taxes and assessments when due or any realty transfer or similar taxes imposed on Landlord.

                  (iv) "Building Expenses" shall mean (i) Real Estate Taxes and
                        -----------------
(ii) the total of all the actual costs and expenses paid or incurred by Landlord with respect to the management, operation, maintenance, and repair of the Building and the services provided tenants therein, (excepting electrical energy and gas expenses paid directly by tenants (including Tenant) as Base Building Gas and Electric Amounts and Tenant's Proportionate Share of Building Gas and Electric pursuant to Section 15 of this Lease and equivalent provisions of other leases) including, but not limited to, the cost and expenses incurred for and with respect to: all utilities, including without limitation, water, common area lighting, sewer and waste disposal; air conditioning, ventilation and heating (subject to the deduction hereinafter described); lobby maintenance and cleaning; elevators; protection and security (to the extent provided by Landlord without any obligation to do so); interior landscape and lobby decoration; all repairs, replacements and improvements (except in tenant spaces) which are appropriate for the continued operation of the Building in a first-class manner; maintenance and painting or other floor and wall covering of non-tenant areas; fire, all risk coverage, boiler and machinery, sprinkler, apparatus, public liability and property damages, rental and plate glass insurance and any insurance required by a mortgagee; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, and other employee benefits respecting employees of the Landlord and/or its management company located at the Building for the time period spent at the Building up to and including the Building manager; expenses imposed on the Landlord and/or its management company pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; professional and consulting fees; legal and auditing fees; the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the Real Estate Taxes payable or paid upon or against the Project; costs incurred by Landlord of compliance with any governmental law, rule or regulation enacted after the date of this Lease, management fees of the Building (not to exceed 5% of Rent) and any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building and the Project. If the Building is less than ninety-five percent (95%) occupied at any time during any calendar year (or portion thereof), such expenses shall be adjusted to the extent necessary to reflect ninety-five percent (95%) occupancy throughout such twelve (12) month period (provided, however, that such adjustment shall not result in Landlord collecting more from Tenant for any item than would be collected for such item if the Building were 95% occupied).

                  (v) "Park Expenses" shall mean the Landlord's Share of the
                       -------------
total of all costs and expenses paid or incurred with respect to the management, operation, maintenance, and repair of the Common Areas of the Park and the services provided tenants therein, including without limitation, exterior landscape and garden maintenance and cleaning; snow and ice removal, parking lot maintenance, repair and repaving and lighting of the parking lot and costs of maintaining easements areas granted to governmental bodies. For purposes of this
Section 3, Landlord's Share of Park Expenses shall be allocated among the buildings comprising the Park, prorata based upon the square footage of each building in relation to the total square footage constructed, or such other equitable means as Landlord may reasonably determine.

            It is agreed, however, that the Building Expenses and Park Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

                        a. leasing commissions;

                        b. salaries, benefits and other compensation and taxes for executives above the grade of Building manager;

                        c. Building start-up or opening expenses;

                        d. expenditures for capital improvements except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law (unless required to correct non-compliance with legal requirements in effect when this Lease is executed) in any of which cases the cost thereof shall be included in Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis amortized over an appropriate period not exceeding ten years, with an interest factor equal to the prime commercial lending rate publicly announced by First Union Bank or its successor, as its "prime rate" (hereinafter referred to as the "Prime Rate"), at the time of Landlord's having actually incurred said expenditure;

                        e. amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included or would currently be included in expenses hereunder;

                        f. cost of repairs or replacements incurred by reason of fire or other casualty, to the extent which Landlord is compensated therefor through proceeds of insurance or should have been compensated if Landlord had purchased the insurance required hereunder, or caused by the exercise of the right of eminent domain;

                        g. advertising, and promotional expenditures and other such expenditures associated with obtaining tenants;

                        h. legal fees for disputes and negotiations with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

                        i. costs and expenses of providing above-standard service to any tenant of the Building (e.g., overtime HVAC, supplemental and chilled water, extra cleaning) in excess of that required under this Lease to be provided to Tenant free of separate or additional charge;

                        j. any taxes and penalties in excess of those which would have been payable had they been paid on a timely basis; taxes or assessments and any related interest or penalties, other than sales taxes on amounts otherwise includable in Building Expenses or Park Expenses; ground lease rents; depreciation, amortization and debt service and other financing expenses;

                        k. any amount paid to any affiliate of Landlord or of any of its agents, in excess of the amount that would have been incurred on an open market basis in the absence of such affiliation; all general corporate overhead of Landlord or of any of its agents; provided however, nothing contained herein will affect or diminish Tenant's covenant to pay the management fee set forth above;

                        l. all costs and expenses relating to any retail space or to any dining, athletic or recreational facility, or any antenna or other equipment not serving Tenant;

                        m. all charitable or political contributions;

                        n. all costs and expenses relating to sculptures, paintings, fountains (except for the existing fountain located in the Common Areas of the Park) and other works of art;

            (b) If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Building Expenses then the costs for same shall be included in Building Expenses. The costs of such capital equipment or capital expenditures are to be included in Expenses for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Prime Rate, at the time of Landlord's having actually incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Building Expenses, then the rentals and other costs paid pursuant to leasing shall be included in Building Expenses for the calendar year in which they were incurred.

            (c) If during all or part of any calendar year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building, due to the fact that construction of the Building is not completed, or such portions are not at least 95% occupied or leased or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, for the purposes of computing the Additional Rent payable under this Section 3, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had, at its own expense, furnished such item of work or service to such portion of the Building (provided however that no such increase shall result in Landlord collecting more for such item from Tenant than it would if Building were 95% occupied.)

            (d) In the event that any facilities, services or utilities used in connection with the Building are provided from or together with another office building owned or operated by Landlord, or vice versa, the cost incurred by Landlord in connection with such facilities, services or utilities shall be allocated between the buildings on an equitable basis reasonably determined by Landlord.

            (e) In the event (i) that the Commencement Date shall occur on a day other than the first day of a calendar year, (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, or (iii) of any increase or decrease (as herein provided) in the Area of the Demised Premises or in the Gross Rentable Area of the Building, then in each such event in applying the provisions of this Section 3 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Section 3, taking into consideration the portion of such calendar year which shall have elapsed prior to the Fixed Rent Commencement Date, the date of such expiration or other termination or the date of such increase or decrease.

            (f) Tenant shall be responsible for Tenant's Proportionate Share of Projected Excess Expenses (as hereinafter defined) during the Term as herein provided and to the extent actual expenses exceed Projected Excess Expanses following an end of the calendar year accounting, Tenant's Proportionate Share of such difference as hereinafter provided.

                  (i) For each calendar year, Landlord shall send to Tenant an itemized statement, in reasonable detail no later than April 1, of projected excess Building Expenses and Park Expenses, for the applicable calendar year over the Base Year Expenses ("Projected Excess Expenses") and shall indicate what the estimated amount of Tenant's Proportionate Share of Projected Excess Expenses shall be, said amounts to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent, commencing on the first anniversary of the Commencement Date.

                  (ii) Following the end of each calendar year, Landlord shall use reasonable efforts to send to Tenant no later than April 1 of the following year an itemized statement in reasonable detail of actual expenses incurred for the prior calendar year showing Tenant's Proportionate Share of Projected Excess Expenses due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall credit an amount equal to the overcharge to the payment or payments of Additional Rent next coming due hereunder. In the event Landlord has undercharged Tenant then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt. Provided that Tenant shall have paid Tenant's Proportionate Share of Projected Excess Expenses, as billed by Landlord, in full for any calendar year, Tenant shall have the right to audit the calculation of

Tenant's Proportionate Share of Projected Excess Expenses for such calendar year within ninety (90) days after Tenant's receipt of the statement described in this Subparagraph (ii) from Landlord with respect to such calendar year. Such audit shall be conducted at Landlord's offices during regular business hours and upon at least five (5) business days notice to Landlord. Tenant acknowledges and agrees that upon the termination or sooner expiration of this Lease Tenant shall remain liable for Tenant's Proportionate Share of Projected Excess Expenses notwithstanding the fact that the statement described in this Subsection (ii) from Landlord with respect to such calendar year is delivered after the termination or sooner expiration of this Lease.

            (g) Each and every of the amounts payable by Tenant pursuant to Subsections 3(f)(i) and 3(f)(ii) above, whether requiring lump sum payment or constituting projected monthly amounts, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this Lease therefor, including, without limitation, the Late Charge as provided in Paragraph 2(d) of this Lease.

      4. Completion of Improvements and Commencement of Rent.
         ---------------------------------------------------

            (a) Landlord agrees to allow Tenant to construct the improvements and other work in and to the Demised Premises in accordance with the terms, conditions and provisions of Exhibit B, attached hereto and made a part hereof ("Tenant Improvement Work"). Landlord's allowance amount for the Tenant Improvement Work is Twenty Five and 00/100 Dollars ($25.00) per rentable square foot of the Demised Premises ("Improvement Allowance"). The total cost of the Tenant Improvement Work in excess of the Improvement Allowance shall be at Tenant's sole cost and expense. If Tenant makes any changes to the final approved Plans (as defined in Exhibit B), Tenant shall bear any additional construction or other expense to Landlord caused directly or indirectly by any change requested by Tenant to said Plans and Landlord shall advise Tenant while approving such changes (where required), of the nature of any additional work or any additional expenses caused thereby and identify generally the additional costs as soon as reasonably possible thereafter. Tenant shall pay Landlord (from the Tenant Improvement Allowance or otherwise) for any such expense within fifteen (15) days after request for payment by Landlord.

            (b) The Base Building shall be the building delivered in accordance with Exhibit B-1 ("Base Building"). If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same are in satisfactory condition, except as to those items of work remaining to be performed by Landlord pursuant to Exhibit B, or any items of work set forth on a "Punch List" to be submitted by Tenant to and acknowledged by Landlord in writing upon substantial completion (subject nevertheless to additional disclosures during the course of Tenant Improvement Work) and completed within thirty days of Substantial Completion of the Base Building (except those items not disclosed by Tenant until after the initial submission process, which minor items shall be completed within thirty days of submission to Landlord); provided, however, nothing contained herein shall be deemed a waiver of Tenant's right to object to any latent defects in the Base Building or other items not discoverable by Tenant at such time.

      5. Tenant Covenants As To Condition of Premises, and Compliance with Laws;
         -----------------------------------------------------------------------
Landlord Covenants.
------------------

            (a) In the event that the Building or any of the equipment affixed thereto or stored therein should be damaged as a result of any negligent or willful act of Tenant or its agents, servants, employees or, invitees (the latter when in the Premises or under the control of Tenant or with respect to contractors, when employed by Tenant, Tenant shall, upon demand, pay to Landlord the cost of all required repairs, including structural repairs. Landlord shall perform, or cause to be performed, all such maintenance and repairs and Tenant shall pay to Landlord the costs incurred therefor immediately upon demand as Additional Rent. Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein, (except that for which Landlord is responsible hereunder) shall maintain the Demised Premises in good condition and state of repair, and at the end or certain expiration of the term hereof, shall deliver up the Demised Premises in good order and condition, damage from casualty, damage due to Landlord's failure to perform Landlord's maintenance and repair obligations hereunder, and wear and tear from a reasonable use thereof excepted, and, after the removal of those alterations, improvements or additions required to be made by Tenant, Tenant shall restore the Premises to the condition such Premises were in prior to the making or installation of such removed alteration, improvement or addition.

            (b) Upon Landlord's approval of such alterations, improvements or additions, Tenant shall not be required, unless Landlord requires the removal of the same as a condition to approval thereof, to remove the initial Tenant Improvements; provided, however, Tenant shall not be required to remove any standard items which are installed as part of the Tenant Improvement Work. Tenant, at Tenant's expense, shall promptly comply with all laws, rules, regulations and ordinances, of all governmental authorities or agencies having jurisdiction over the Demised Premises, and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant's use thereof ("Laws").

            (c) To the extent not otherwise specifically provided for elsewhere in this Lease, Landlord shall maintain and repair in good order and condition the public and Common Areas of the Park and the Premises, sidewalks, parking areas, ingress, egress and access ways, the roof, exterior, load bearing columns and structural integrity of the slab floors and foundation of the Building, system and utilities serving the Premises and Building windows and perform all the obligations of a unit owner under the Condominium Documents. The cost of providing such maintenance or repairs shall be at the cost and expense of Landlord or Tenant as the case may be, as set forth in Paragraph 3 of this Lease.

      6. Tenant Improvements, Alterations and Installations.
         --------------------------------------------------

            (a) All fixtures, equipment, improvements, alterations, and installations which are attached to the Demised Premises, and any additions and appurtenances made by Tenant or on Tenant's behalf by Landlord or another contractor to the Demised Premises exclusive of Tenant's cubicles and other trade fixtures ("Improvements") shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the

Demised Premises all of its personal property and such Improvements as Landlord shall elect in writing to Tenant at the time the Improvements are approved for installation. Tenant, at its sole cost and expense, shall repair any and all injury or damage to the Demised Premises done by or in connection with the installation or removal of such Improvements. The foregoing undertaking shall survive the expiration or sooner termination of this Lease and surrender of the Demised Premises. Any equipment, fixtures, goods or other property of Tenant, not removed by Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Demised Premises by Tenant, or upon Tenant's eviction, shall be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and Landlord shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant's sole risk and expense.

            (b) Tenant's plans and specifications for the Tenant Improvement Work shall be produced to Landlord as set forth in Exhibit B. Any changes thereto shall be submitted to Landlord for approval, which approval Landlord agrees shall not be unreasonably withheld or conditioned and shall be approved, denied or consented upon, as the case may be, within five business days after receipt thereof by Landlord. After the completion of Tenant Improvement Work and the issuance of a certificate of occupancy (temporary or permanent) therefor, no nonstructural alterations, installations, additions or improvements shall be made by Tenant without Landlord's express prior written approval, which Landlord agrees shall not be unreasonably withheld, conditioned or delayed if the proposed nonstructural alterations will not adversely affect the operation of the plumbing, HVAC, mechanical or electric systems of the Premises or the Building ("Building Systems") or be visible to the common areas of the Building or Common Areas of the Park; provided however, Landlord's consent shall not be required for nonstructural alterations costing less than $25,000 unless the same are visible to the common areas of the Building or Common Areas of the Park or adversely affect Building Systems. No structural alterations, installations, additions or improvements or nonstructural alterations that will adversely affect the Building Systems or that are visible to the Building or Common Areas of the Park shall be made by Tenant without Landlord's express prior written approval, which Landlord shall grant or deny in its sole and absolute discretion. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions or improvements (hereinafter collectively, called "Alterations" and each an "Alteration"). Tenant shall deliver to Landlord copies of proposed plans and as-built plans, if any, upon completion of any and all Alterations. All Alterations shall be done at Tenant's sole expense and the making thereof shall not interfere with the use of the Building by other tenants or disturb harmonious labor relations with Landlord's employees, agents, contractors or subcontractors. In the event that Tenant, its employees, agents, contractors or subcontractors conflict or interfere with labor employed by Landlord, its contractors or subcontractors, or in the event that any work stoppage, jurisdictional labor dispute or other interference with Landlord, or Landlord's employees, agents, contractors or subcontractors occurs, of which Landlord shall be the sole and absolute judge, Landlord shall have the right to require Tenant, upon written demand, to remove or cause the removal forthwith of all Tenant's contractors and subcontractors from the Demised Premises, and Tenant agrees to comply with such demand immediately. In the event Tenant fails to comply with such demand immediately, and thereby causes a delay in the general construction program of the Building or the Land, or the completion of Tenant Improvement Work required to be done in the Demised Premises, Tenant shall be deemed to be in default of this Lease entitling Landlord to all of its rights hereunder and at law. Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to attorneys' fees and costs of litigation) arising out of or relating to the negligent or wrongful actions of Tenant, its contractors, agents or employees, any delay caused thereby or any breach of any covenant pursuant to this paragraph. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic or subcontractor to file a lien claim against the Demised Premises and Tenant agrees immediately to secure the removal of any such lien which a contractor purports to file against said premises by payment or otherwise pursuant to law. All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction over the Demised Premises.

      7. Various Negative Covenants by Tenant. Tenant agrees that it shall not,
         -------------------------------------
without Landlord's prior written consent:

            (a) Do anything in or near the Demised Premises which will increase the rate of fire insurance on the Building; provided, however, the Landlord agrees that the Permitted Use hereunder shall not increase the rate of fire insurance on the Building;

            (b) Permit the accumulation of waste or refuse matter in the Demised Premises except in containers provided therefor;

            (c) Mortgage, hypothecate, pledge or encumber this Lease in whole or in part;

            (d) Permit any signs, lettering or advertising matter to be erected or attached to the Demised Premises; or

            (e) Encumber or obstruct the Common Areas surrounding the Demised Premises or within the interior or exterior of the Building nor cause same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause same to be encumbered or obstructed.

      8. Various Affirmative Covenants of Tenant and Landlord. Tenant covenants
         -----------------------------------------------------
and agrees that Tenant will:

            (a) Tenant agrees that it will at any time and from time to time, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a tenant estoppel certificate in a form reasonably acceptable to Landlord, Tenant and financial institutions requesting the same relating to matters customarily included in tenant estoppel certificates within fifteen (15) days of receipt of Landlord's request accompanied by such certificate; Landlord agrees that it will at any time and from time to time, execute, acknowledge and deliver to Tenant, or to anyone Tenant shall designate, a landlord estoppel certificate in a form reasonably acceptable to Tenant, Landlord and financial institutions requesting the same relating to matters customarily included in landlord estoppel certificates within fifteen (15) days of receipt of Tenant's request accompanied by such certificate.

            (b) Tenant will faithfully observe and comply with the rules and regulations annexed hereto and made a part hereof as Exhibit C and such additional rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees; provided, however Landlord agrees to enforce the rules and regulations consistently against all tenants.

      9. Building Directory and Signage. Tenant shall not affix any sign to the
         ------------------------------
Building or place any sign so that it can be seen from outside of the Building or the Demised Premises, except that Tenant shall be entitled to have its name and/or logo placed on the entrance monument appurtenant to the Building if such complies with the sign criteria delivered by Landlord to Tenant or is approved by Landlord. Landlord will, at the request of Tenant, maintain listings on the directory located within the Building and on the monument in front of the Building of the name of Tenant. Landlord shall not be required to list the names of any individuals on said Building directory.

      10. Casualty and Insurance.
          ----------------------

            (a) In the event of partial (being 20% or greater of the total area of the Building) or total destruction of the Demised Premises by reason of fire or any other cause, Tenant shall immediately notify Landlord of same. Landlord shall thereafter notify Tenant of the estimated time to restore and rebuild, subject to the then existing mortgagee's consent thereto and availability of insurance proceeds, the Demised Premises, and Tenant shall contribute an amount in proportion to the total expenses of rebuilding the Tenant Improvements which it originally contributed to the Tenant Improvements, unless Landlord elects by notice to Tenant within ninety (90) days of said destruction to terminate all material leases of the Building and not restore and rebuild the Building, and, in such case, this Lease shall terminate; provided however, in the event Landlord estimates that restoration and rebuilding of the Premises will take longer than nine (9) months, Tenant or Landlord may within five (5) days after receipt of such time estimation (as applicable) terminate the Lease whereupon this Lease shall be null and void and neither party except as expressly provided herein shall have any further rights, liabilities or obligations hereunder; provided however, if the casualty occurs during the last year of the Term and Tenant has not exercised its renewal right hereunder, either party will have the right to terminate the Lease by sending written notice of such termination to the other within ten (10) days of Tenant's receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission. During the period of time after the casualty that Tenant is unable to occupy the Demised Premises or any portion thereof for its intended purpose, the Rent shall be abated, pro rata for such time the same remains untenantable.

            (b) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy providing property or casualty coverage required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Park, Building or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business. Each party hereto agrees that it will cause its insurance carrier for all such policies carried by it or on its behalf to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies or would have been paid had the policies been maintained as required hereunder. All indemnities herein are subject to Section10(b) and Section 30(k)

            (c) Tenant shall, at Tenant's sole cost and expense, but, except to the extent prohibited by law with respect to workmen's compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined) or any other additional insured as Landlord may from time to time determine including the lessors under any ground leases or underlying leases and any mortgagees, maintain or cause to be maintained (a) commercial general liability insurance, including but not limited to, premises, bodily injury, personal injury and contractual liability, coverages for any and all injury resulting from any act or omission on the part of Tenant or Tenant's contractor's, licensees, agents, visitors or employees, on or about the Demised Premises including such claims arising out of the construction of improvements on the Demised Premises, such insurance to afford protection to the limit of not less than Two Million Dollars ($2,000,000.00) single limit; (b) workmen's compensation insurance to the extent required by the laws of the Commonwealth of Pennsylvania and (c) special cause of loss coverage on all of Tenant's personal property, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all Tenant's improvements and alterations in or about the Demised Premises, to the extent of their full replacement value. In the event Landlord, at any time during the term of the Lease, reasonably determines that Tenant's insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Building, Landlord shall have the right to require Tenant to increase its insurance coverage. All such insurance shall, to the extent permitted by law, name Landlord, and BR Management Corporation, and their successors and assigns as additional insureds (the "Additional Insureds") and shall be written by a good and solvent insurance carrier authorized to do business in the Commonwealth of Pennsylvania. Any of the foregoing Additional Insureds may be changed at any time notice is given as provided in Section 18 herein. Landlord makes no representation that the limits of liability specified to be carried by Tenant pursuant to this Section 10 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

            (d) Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish evidence of such insurance and payment of premiums thereon to Landlord. Such insurance shall be in form satisfactory to Landlord and without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days written notice to Landlord at the address specified in
Section 18 of this Lease. Tenant waives all rights of recovery against Landlord and the Additional Insureds for any loss, damages, or injury of any nature whatsoever to property or persons for which the Tenant is insured..

            (e) Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of Landlord and the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant (other than non-payment of premium).

            (f) Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

            (g) Each insurance policy required to be maintained under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord and the Additional Insureds.

            (h) [Intentionally Deleted].

            (i) Failure of Tenant to maintain any of the insurance required under this Lease or to cause to be provided in any insurance policy the requirements set forth in this Section 10, shall constitute a default under this Lease without any notice being required by Landlord.

      11. Indemnification. (a) Tenant shall indemnify, defend and hold harmless
          ---------------
Landlord, from and against any expense (including, without limitation, legal and collection fees), loss, liability or damages suffered or incurred as a result of or in connection with (i) any breach by Tenant of its obligations contained in this Lease or (ii) its negligent acts or the negligent acts of its agents, servants, invitees, contractors or employees.

                        (b) Landlord shall indemnify, defend and hold harmless Tenant, the Additional Insureds, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including, without limitation, legal and collection fees), loss, liability or damages suffered or incurred as a result of or in connection with (i) any breach by Landlord of its obligations contained in this Lease or (ii) its negligent acts or the acts of its agents, servants, invitees, contractors or employees.

      12. Non-Liability of Landlord. Except as otherwise provided in Section
          -------------------------
11(b) and except where caused by gross negligence or willful misconduct of Landlord, Landlord and Tenant agree Landlord shall not be liable for (and Tenant shall make no claim for) any property damage which may be sustained by Tenant or any other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or of the Landlord or Landlord's or this or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors except for the willful misconduct of Landlord; or attributable to any interference with, interruption of or failure of any services or utilities to be furnished or supplied by Landlord, except if the same results from Landlord's gross negligence. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this
Section 12.

      13. Remedies and Termination Upon Tenant Default.
          --------------------------------------------

            (a) In the event that:

                  (i) Tenant shall default in the payment of (i) any Fixed Rent or (ii) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five (5) days after notice thereof from Landlord to Tenant after the same becomes due; provided however, Landlord shall not be required to tender notice of said default after the second default by Tenant hereunder in any one calendar year; or

                  (ii) Tenant shall default in the payment of any Additional Rent or any other charge payable hereunder which is not due and payable hereunder on a monthly basis, on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default; or

                  (iii) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of Paragraph 1(c) of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within 5 days after Landlord shall have given to Tenant a written notice specifying the same; or

                  (iv) INTENTIONALLY DELETED

                  (v) Tenant shall default in the due keeping, observing or performing of any other covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same; provided, however, that if the subject breach is not susceptible to cure within thirty (30) days, then within such additional time, if any, as is reasonably necessary to effectuate such cure, so long as Landlord has commenced such cure within the initial thirty (30) day period and diligently pursues such cure to completion; or

                  (vi) Should Tenant be evicted by summary proceedings or otherwise;

then, Landlord may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, re-enter the Demised Premises and the same have and again possess and enjoy; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord, at its option, may require Tenant to pay in a single lump sum payment at the time of such termination or re-entry as the case may be, a sum which represents the present value (using a discount rate at the then prime rate per annum) of the excess of the aggregate of the Fixed Rent which would have been payable by Tenant for the period commencing with such termination or re-entry, as the case may be, and ending on the originally fixed Expiration Date of the Term, over the aggregate rental value of the Demised Premises for the same period.

            (b) Upon the occurrence of any of the contingencies set forth in the preceding clause, or should Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors which are not dismissed within sixty (60) days, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days notice in writing, of Landlord's intention so to do. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and Landlord shall have the right to remove all person, goods, fixture and chattels therefrom, by force or otherwise without liability for damages.

            (c) Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five
(5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

            (d) Additional Remedies. In addition to, and not in lieu of any of
                -------------------
the foregoing rights granted to Landlord:

                  (i) WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

                  (ii) In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

                  (iii) TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND EXECUTING UPON SUCH JUDGMENT.

            (e) Upon the abandonment of the Premises or any portion thereof by Tenant prior to the Expiration Date, Landlord shall have the right, whether or not an Event of Default hereunder has occurred, to enter into and take possession of such abandoned space and retrofit such space for a subsequent tenant and such taking of possession and making of alterations to such space by Landlord shall not be deemed to be a surrender of the space by Tenant or an acceptance of surrender by Landlord unless and until a replacement tenant begins regular payment of base rent for such space.

      14. Remedies Cumulative; Non-Waiver By Landlord. The various rights,
          -------------------------------------------
remedies, options and elections of Landlord, expressed herein, are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Agreement to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect. Tenant waives trial by jury in any action or proceeding arising out of this Lease.

      15. Services; Electric Energy and Gas.
          ---------------------------------

            (a) Landlord will: (i) supply heat for the warming of the Demised Premises and the public portions of the Building during Business Hours in the cold season in accordance with Exhibit B-1; (ii) furnish to, and distribute in, the Demised Premises air conditioning during Business Hours when it may be required for the comfortable occupancy of the Demised Premises by Tenant in accordance with Exhibit B-1; (iii) provide snow and ice removal or treatment for the parking area, sidewalks and driveways in a reasonably expeditious manner consistent with class "A" office space; and (iv) provide refuse removal from a dumpster to be provided for the Building on site to be used for normal paper waste attendant to an office building. Landlord shall also supply water, sewer, base building life safety systems, and first class maintenance of common areas. "Business Hours" as used in this Lease, means 7:30 A.M. to 5:30 P.M. on weekdays, 9:00 A.M. to 12:00 P.M. on Saturdays, and not including Sundays and those legal holidays listed in Exhibit D annexed hereto and made a part hereof. Landlord will clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit E. Except as otherwise provided in Subsections 15(d) and (h), the cost of the services and utilities provided pursuant to this Subsection 15(a) is included in Building Expenses as defined in Subsection 3(a).

            (b) Landlord will provide to Tenant overtime services and utilities when and to the extent requested by Tenant in accordance with reasonable rules and regulations to be provided by Landlord. If Tenant shall utilize Building HVAC after Business Hours, Tenant shall pay to Landlord, as Additional Rent, an overtime HVAC charge which charge shall cover all costs and expenses of Landlord in providing such overtime services, including, without limitation, the cost of the utility usage, and any employee and administrative costs related to such services, if any. Such charge shall constitute a direct charge to Tenant and not an Expense pursuant to Section 3.

            (c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any Building facilities at such times as may be reasonably necessary and for as long as may reasonably be required by reason of accidents, strikes, safety concerns or the making of repairs, alterations or improvements, or inability (other than due to failure to pay by Landlord) to secure a proper supply of fuel, gas, steam, water electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption; provided, however if the Demised Premises becomes inaccessible or untenantable solely as a result of Landlord's gross negligence or willful breach of any provision of this Lease and Tenant ceases the conduct of its business therein for a period in excess of five (5)) business days, then following the expiration of such five-day period and continuing thereafter until the date Tenant resumes the conduct of its business in the Demised Premises or the date on which the same is once again accessible or untenantable, whichever occurs earlier, the Fixed Rent payable hereunder shall be abated; provided further, if any such service herein provided is interrupted or stopped for a period exceeding twenty (20) days, is caused by the negligent acts (or omissions) of Landlord or its agents or employees, and renders the Premises untenantable, then Fixed Rent and Additional Rent hereunder shall abate thereafter and continue until the resumption thereof.

            (d) Landlord shall furnish the electric energy that Tenant shall require in the Premises. Tenant shall pay to Landlord as Additional Rent the cost of all electric energy furnished to Tenant at the Premises, other than for heating and air conditioning purposes as hereafter provided. Additional Rent for such electric energy shall be calculated and payable as follows:

                  (i) As part of the Tenant Improvement Work, Tenant shall install a submeter to measure the electricity used in the Premises (except for HVAC); notwithstanding the foregoing Tenant shall pay Landlord for the estimated cost to Landlord of such electricity, including rate increases as provided for in Section 15(d)(iii). Tenant shall pay the Landlord the estimated costs of such electric energy as so calculated on a monthly basis beginning on the Commencement Date, as Additional Rent, together with the payment of Fixed Rent. For the first year after the Commencement Date the estimated cost shall be calculated on the basis of the Tenant Electric Amount and thereafter estimates shall be based on the prior year's actual usage. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall credit an amount equal to the overcharge to the payment or payments of Additional Rent next coming due hereunder or, if the excess exceeds one month's Additional Rent, Landlord shall pay the difference to Tenant in cash within twenty (20) days. In the event Landlord has undercharged Tenant then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt. Tenant acknowledges and agrees that upon the termination or sooner expiration of this Lease Tenant shall remain liable for any underpayment of Tenant's electricity costs hereinabove described, and Landlord shall remain liable for any refund to Tenant on account of any overpayment by Tenant, notwithstanding the fact that the statement described in this Subsection from Landlord with respect to such calendar year is delivered after the termination or sooner expiration of this Lease.

                  (ii) Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises. In order to insure that such capacity is not exceeded and to avoid possible adverse effect upon the electric service to the Building, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, appliances or equipment to the electric distribution system which cause the capacity to be exceeded or make any alteration or addition to the electric system of the Premises existing on (or planned by Tenant and disclosed to Landlord as of) the Commencement Date. If Tenant furnishes Landlord a sufficiently detailed description of Tenant's proposed electrical equipment and the capacity thereof prior to Commencement Date and in accordance with the requirements of Exhibit B, completion of Improvements, attached hereto (the "Work Letter"), Landlord agrees to review Tenant's proposal and not to unreasonably withhold prior approval to that proposal within a reasonable time after its submission provided that such plans do not require the provision of additional electrical capacity by the utility serving the Building. If Landlord consents, all additional risers or other equipment required shall be provided by Landlord at Tenant's sole cost and expense and paid for by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air-conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined and the estimated cost thereof is calculated, the amount of monthly Additional Rent payable pursuant to this Section shall be adjusted to reflect the additional costs and shall be payable as herein provided.

                  (iii) If there is an increase or decrease in the rate schedule (including surcharges or demand adjustments) of the public utility for the supply of electrical service to the Building or the imposition of any tax with respect to such service or increase in any such tax following the Commencement Date, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax.

            (e) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity initially designed and if, in Landlord's judgment such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, will proceed with reasonable diligence to install such additional riser, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disrupt other tenants or occupants of the Building, and Tenant agrees to pay all reasonable costs and expenses incurred by Landlord in connection with such installation.

            (f) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical systems in the Demised Premises without the prior written consent of Landlord in each instance and will promptly advise Landlord of any other alteration or addition to such electrical systems. Tenant further acknowledges and agrees that Tenant shall not have the right to install additional connections to the Building electricity. Any such connections desired by Tenant shall be effected by Landlord at Tenant's sole cost and expense, and shall only be permitted to the extent such connections will not cause the Premises to exceed its permitted electrical capacity, or overload, damage or limit the electrical system of the Building.

            (g) Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric energy furnished to the Demised Premises except for actual damage other than property damage suffered by Tenant by reason of any negligence of Landlord.

            (h) Landlord shall furnish gas heat and air conditioning and electric to Building Common Areas and Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share of the cost of all Building gas and electric charges ("Building Gas and Electric Cost") paid by Landlord in connection with the provision of said heat and air conditioning and common area electricity. The Building Gas and Electric Cost shall be calculated by subtracting the total amount attributable to all tenant spaces (whether or not occupied by tenants) of the Building, for electric energy and gas supplied to tenant spaces (including overtime services) per Section 15, from the total amount of all charges paid or incurred by Landlord for electric energy and gas supplied to the Building. Prior to the first such calculation of Tenant's Proportionate Share of Building Gas and Electric Cost, such Proportionate Share shall be the Base Building Gas and Electric Amount. Thereafter, each calendar year, or part thereof, Landlord shall send to Tenant a statement of the estimated Building Gas and Electric Cost, for the applicable calendar year (or portion thereof) and shall indicate what the estimated amount of Tenant's Proportionate Share of such Cost shall be, said amounts to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent.

                  Following the end of each calendar year, Landlord shall send to Tenant a statement of the actual Building Gas and Electric Cost for the prior calendar year showing Tenant's Proportionate Share of such costs due from Tenant and for the Tenant Electric Amount pursuant to Section 15(d)(i), the latter based on actual submeter readings. In the event the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall credit an amount equal to the overcharge to the payment or payments of Additional Rent next coming due hereunder or, if the excess exceeds one month's Additional Rent, Landlord shall pay the difference to Tenant in cash within 20 days. In the event Landlord has undercharged Tenant then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt. Tenant acknowledges and agrees that upon the termination or sooner expiration of this Lease Tenant shall remain liable for any underpayment of Tenant's Proportionate Share of Building Gas and Electric Cost, and Landlord shall remain liable for any refund to Tenant on account of any overpayment of Tenant's Proportionate Share, notwithstanding the fact that the statement described in this Subsection (h) from Landlord with respect to such calendar year is delivered after the termination or sooner expiration of this Lease.

      16. Subordination. Subject to the terms below, this Lease is subject and
          -------------
subordinate in all respects to any underlying leases, declarations of condominium, ground leases, licenses or agreements, and to all mortgages which may now or hereafter be placed on or affect such leases, licenses or agreements or the Land or the Premises and also to all renewals, modifications, consolidations and extensions of such underlying leases, declarations of condominium, ground lease, licenses, agreements, and mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination as to existing mortgages, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination as may be desired by any holder of any such mortgage or by a lessor, licensor or party to an agreement under any such underlying lease, ground lease, license or agreement, respectively, so long as it includes the Nondisturbance Agreement required in this Section. If any underlying lease, ground lease, license or agreement to which this agreement is subject and subordinate terminates, or if any Mortgage to which this lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the Mortgagee in possession, as the case may be. Notwithstanding the foregoing, (i) Landlord agrees to obtain from any future lender, ground lessor, etc., for the Building a Nondisturbance Agreement on the form required by such lender for the benefit of Tenant and reasonably acceptable to Tenant as a condition to the subordination of this Lease; (ii) Landlord agrees to use good faith efforts to obtain such a Nondisturbance Agreement from each current lender, ground lessor, etc.; and (iii) provided, further Tenant shall be required to pay all Landlord's reasonable out-of-pocket costs arising from the negotiation thereof within thirty days of an invoice therefor.

      17. Landlord's Cure of Tenant's Default. If Tenant shall fail or refuse to
          -----------------------------------
comply with and perform any conditions and covenants of this Lease alter applicable notice and cure, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand, or at the option of Landlord shall be added to the installment of rent due immediately thereafter, but in no case later than one month after such demand, and shall be due and payable as such. This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.

      18. Notices. Any notice, demand, statement or other communication which
          -------
under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery to the respective parties as follows or by hand-delivery or by reputable private overnight delivery service for next business day delivery addressed to the respective parties as follows:

To Landlord:      at the address set forth in the introductory paragraph to this
                  Lease.

To Tenant:        At its address stated above until the date Tenant takes
                  occupancy of Demised Premises and thereafter to the Demised
                  Premises, in each case to the attention of the CEO with a required copy to the same address to the attention of the General Counsel.

Any such notice, demand, statement or other communication shall be deemed to have been given or made upon hand delivery or the next business day thereafter when deposited, with a reputable private overnight delivery service, as the case may be. Any of the above addresses may be changed at any time notice is given as above provided.

      19. Quiet Enjoyment. Landlord covenants that Tenant upon keeping and
          ---------------
performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under the same subject to the covenants, agreements, terms, provisions and conditions of this Lease and the effect of the application of same.

      20. Security Deposit. Tenant has this day deposited with Landlord the
          ----------------
Security Deposit as security for the prompt payment of the Fixed Rent, Additional Rent and other charges hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed. Said sum shall be returned to Tenant, without interest, within 45 days after the expiration of the Term hereof, less any amount necessary to cure any default by Tenant. During the Term hereof, Landlord may, if Landlord so elects, have recourse to such Security Deposit, to make good any default by Tenant, in which event Tenant shall, on demand, promptly restore said Security Deposit to its original amount. Landlord shall assign or transfer said Security Deposit, for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to Demised Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and Landlord shall be deemed to be released by Tenant from all liability to return such Security Deposit.

      21. Access to Premises.
          ------------------

            (a) Tenant agrees to permit Landlord and Landlord's agents, employees or other representatives with 24 hour notice to show the Demised Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to rent or purchase the same, and Tenant agrees that on and after the twelfth month next preceding the expiration of the term hereof, Landlord or Landlord's agents, employees or other representatives shall have the right to show the Demised Premises to any prospective tenant or to place notices on the front of the Building or any part thereof, offering the Demised Premises for rent or for sale; and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

            (b) Tenant agrees that Landlord and Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of examining the same or reading meters, or performing maintenance or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. Landlord will make reasonable efforts to minimize disruption to Tenant and shall provide Tenant 24 hours notice of repairs except in the case of emergency. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

      22. Brokerage. Tenant and Landlord warrant and represent to each other
          ---------
that neither has dealt with any broker or brokers regarding the negotiation of the within Lease other than the Designated Brokers. Landlord shall pay the Designated Brokers a commission pursuant to a separate agreement. Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Brokers claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant's attention or to have called Tenant to Landlord's attention.

      23. Parking. Tenant shall have the right under this Lease to the
          -------
non-exclusive use of a proportionate share of parking spaces in the parking lot of the Building in compliance with such reasonable Rules and Regulations as Landlord may promulgate from time to time. Landlord shall have the right to assign the location of said parking spaces or may designate the location of same from time to time. Except for handicapped or visitor spaces, assigned or designated spaces if any shall be fairly allocated (as to location and number) among building tenants.

      24. Landlord's Inability to Perform. Except as otherwise provided herein,
          -------------------------------
this Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

      25. Condemnation.
          ------------

            (a) If the Project, Building, the Demised Premises leased herein, or such portions of the Building as may be required for the Tenant's reasonable use of the Premises shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions Landlord shall grant an option to purchase and or shall sell and convey the Project, Building or the Demised Premises, then either party may terminate this Lease and the term hereof shall end as of such date (on or before the title vests in the condemning authority) as Landlord or Tenant, as the case may be shall fix by notice in writing; and Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages, if any, are hereby assigned to Landlord, provided that such Tenant shall have the right to make a separate claim for damages as provided below. Tenant agrees to execute and deliver any instruments, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Project, Building and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant's personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provision in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.

            (b) Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for any option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages, if any, are hereby assigned to Landlord. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim against the condemning authority for such independent claim which it may have as may be allocated by law, for costs and damages due to any taking of Tenant's trade fixtures, relocation, moving and other similar costs and charges directly incurred by tenant and resulting from such condemnation, provided same does not diminish the Landlord's award. Tenant agrees to execute and deliver any instruments, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Project, Building and Demised Premises or any portion thereof. Tenant covenants and agrees to vacate the Demised Premises, remove all Tenant's personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provision in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.

            (c) In the event of a partial taking or a temporary taking such that a portion of the Demised Premises are untenantable but the Lease is not terminated, Tenant shall be entitled to a pro rata abatement of rent during the duration of the taking.

      26. Assignment and Subletting.
          -------------------------

            (a) Tenant shall not (i) assign or otherwise transfer, this Lease or any of its rights hereunder, or (ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part hereunder by any persons other than Tenant or its employees, agents and invitees, without the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed in each instance. Landlord's consent to a proposed sublease or assignment shall not be unreasonably withheld provided the proposed assignee/subtenant is of a type and quality reasonably satisfactory to Landlord, and Landlord approves such entity's financial condition as being at least as good as Tenant's, and such proposed assignee/subtenant, is not a current tenant of the Building or the Park or an entity to which Landlord has submitted, during the three (3) month period prior to such request for consent, a written proposal to lease any space in the Building or the Park. The consent by Landlord to any assignment, transfer, or subletting to any entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly stated in writing (it being understood that in all instances, Tenant shall remain primarily liable as a principal and not as a guarantor or surety) nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer, or subletting, in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance, nor shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee. For purpose of the foregoing, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of interests in Tenant (whether stock, partnership interest or other form of ownership or control), or the issuance of new interests, by which an aggregate of more than fifty percent (50%) of the interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any publicly traded entity. Landlord's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord's consent required under this Lease to any sublease, assignment or other occupancy of the Premises. In the event of an assignment or subletting not in conformance with the terms of this Lease, such assignment and/or subletting shall be void ab initio, and Landlord shall have the right to terminate this Lease or to require that the Premises be surrendered to Landlord for the balance of the Term (in the case of an assignment) or for the term of the proposed sublease (in the case of a sublease). Such termination shall in no event be construed to limit Landlord's right to damages or any other relief for the violation of the terms of this Lease. This Article shall not affect or require Landlord's consent to any Lease assignment or transfer by operation of law in connection with a merger or consolidation, or transfer of substantially all of the assets of Tenant.

            (b) If at any time or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party's business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan drawn to scale, depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). If Landlord's consent to such assignment or sublet is required hereunder, Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within fifteen (15) days next following Landlord's receipt of Tenant's notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured, effective the proposed effective date of the proposed assignment or sublease.

If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease; provided, however Landlord shall promptly thereafter reimburse Tenant for the unamortized portion of the Tenant Improvement Work as to the space so recaptured. Upon the completion of any recapture and termination as provided herein, Tenant's Fixed Rent, Additional Rent and other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

            (c) If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of sublease of part, in excess of such Rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, to pay to Landlord as additional rent equal to fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt, after deduction for amortized cost of tenant improvements for the subtenant/assignee and all standard costs of the transaction amortized over term of sublease.

            (d) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

            (e) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Section 26 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

            (f) Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in connection with any assignment or sublease requested by Tenant, whether or not Landlord's consent is granted, including without limitation, fees paid to attorneys, accountants and space planners.

            (g) Tenant may, without the consent of Landlord and without triggering any right of recapture, assign this Lease or sublet all or any portion of the Demised Premises to any parent, subsidiary or affiliate of Tenant for a legitimate business purpose and, in such event, the provisions of subsections (b) and (c) shall be inapplicable thereto

      27. Intentionally Deleted.
          ---------------------

      28. Environmental Matters.
          ---------------------

            (a) Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under the "Comprehensive Environmental Response, Compensation and Liability Act" ("CERCLA"), as amended 42 U.S.C. 9601, et seq. Tenant further covenants that it will not cause to exist, as a result of an intentional or unintentional action or omission on its part, the release, spill, leak, emission or discharge from, on or about the Demised Premises of any hazardous substance.

            (b) In the event there occurs a discharge of any hazardous substance as a result of an intentional or unintentional action or omission on Tenant's part or Tenant's agents, employees or invitees when under control of Tenant or on the Demised Premises, Tenant shall promptly give Landlord notice thereof and shall thereafter proceed with diligence to remediate the discharge and clean up the Premises to completion. If reasonably indicated by the presence of hazardous substances on the Premises, Landlord may require, at Tenant's expense, inspections and testing of the premises by landlord's environmental consultant in order to assure that the Premises do not contain hazardous substances in violation of applicable law.

            (c) With respect to Tenant's occupancy of the Premises, Tenant shall promptly provide Landlord with any notices, correspondence and submissions made by Tenant to or to Tenant from the Pennsylvania Department of Environmental Protection, the United State Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or hazardous substances.

            (d) In the event of Tenant's failure to comply in full with this
Section 28, Landlord may, at its option, perform any and all of Tenant's obligation as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable in accordance with Section 3, above.

            (e) Tenant's obligations under this Section 28 shall survive the expiration or sooner termination of this Lease.

            (f) Tenant agrees to indemnify and hold harmless the Landlord, Additional Insureds and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Section 28, which indemnification shall survive the expiration or sooner termination of this Lease.

            (g) Landlord represents the best of Landlord's knowledge that the Demised Premises are and will be, except to the extent caused by Tenant, its employees, agents, contractors or invitees, as of the Commencement Date, materially free of all hazardous waste and hazardous substances. Landlord agrees to indemnify and hold harmless the Tenant from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Tenant relating to or arising out of any misrepresentation by Landlord in this Section 28, which indemnification shall survive the expiration or sooner termination of this Lease.

      29. Parties Bound.
          -------------

            (a) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of subsection 7(c) hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Section 29 shall not be construed as modifying the conditions contained in Section 13 hereof.

            (b) Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, corporation, limited liability company, tenancy in common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, corporation, limited liability company, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant agrees to look solely to Landlord's estate and property in the Building (or the proceeds thereof) for the satisfaction of Tenant's remedies arising out of or related to this Lease.

            (c) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of any sale or sales of the Land, Building, or the Demised Premises or of said lease, or in the event of a lease of the Land, Building or of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants, liabilities and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land, Building or of the Demised Premises, that the purchaser or the lessee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

      30. Miscellaneous.
          -------------

            (a) This Lease contains the entire contract between the parties. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

            (b) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

            (c) The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.

            (d) All dates and time periods set forth in this Lease are Time of the Essence.

            (e) In the event that Tenant or anyone claiming through or under Tenant shall not vacate and redeliver the Demised Premises on or before the Expiration Date as required by this Lease, Tenant shall be deemed a holdover tenant and Landlord shall have all rights and remedies provided at law relating to such holdover. During the period of holdover tenancy, the Tenant shall be liable for a holdover rental charge for the Demised Premises which charge shall be equal to 150% of the Fixed Rent and Additional Rent payable by Tenant hereunder during the Lease Year immediately preceding the Expiration Date. In addition, Tenant further agrees that if it fails to so surrender the Demised Premises, Tenant (i) shall be liable to Landlord for any and all damages which Landlord shall suffer by reason thereof, and (ii) shall indemnify Landlord against all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Demised Premises to such succeeding tenant.

            (f) This Lease shall not be recorded by either party.

            (g) No more than once a year, upon reasonable request by Landlord, within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant's internally prepared financial statements, certified by Tenant; provided, however, so long as (a) Tenant is a publicly traded company; (b) the Lease has not been assigned or sublet except to a public company; (c) [INTENTIONALLY DELETED]; and (d) the information to be delivered pursuant to this Article 30 is readily available and otherwise accessible from the internet , EDGAR or such other similar source, then Tenant's requirements hereunder shall be waived. Landlord will not disclose any aspect of Tenant's financial statements which Tenant designates to Landlord as confidential except: (i) to Landlord's lenders or prospective purchasers of the Project; (ii) in litigation between Landlord and Tenant; and (iii) if required by court order.

            (h) Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's actual costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

            (i) [INTENTIONALLY DELETED].

            (j) Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

            (k) Under no circumstances whatsoever shall Landlord or Tenant ever be liable hereunder for consequential damages or special damages.

            (l) The obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of a prejudgment lien against or withhold, or deduct from, or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant.

            (m) The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

            (n) This Lease may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

      31. Right of First Offer. Landlord shall notify Tenant with regard to
          --------------------
space leased by Janssen Pharmaceutica, Inc. (or its successor or assign) on the second floor of the Building (as more fully described on Exhibit F attached hereto) ("Janssen Lease") that is or Landlord expects to become vacant and available for lease within the Building during the Initial Term, and Landlord shall propose to Tenant in writing not more than 6 months before such space is available the basic economic terms (which terms shall not exceed the then prevailing Fair Market Rental Rate for the space) upon which Landlord would be prepared to accept for a new lease for such space (on all of the same non-rental terms and conditions as are set forth in the Lease, except as otherwise specified by Landlord) or an amendment to this Lease with which the parties would add such space to the description of the "Premises," and which economic terms shall include the estimated date that the space shall be available for delivery, the Term, the Base Rent, and the Tenant Allowance (if any) to be furnished to Tenant, whereupon Tenant shall have ten (10) business days next following Landlord's delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease, or an amendment to this Lease, to memorialize their agreement. If Tenant shall not accept Landlord's terms within such ten business (10) day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment with thirty (30) days next following Landlord's original notice under this Paragraph 31, then Tenant's rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space to another tenant; provided, however, that the base economic terms of the lease shall be substantially the same as those presented to Tenant, provided, further if the space is not leased within 6 months, or Landlord proposes to lease within six
(6) months but on less than substantially the same terms, Landlord shall offer said space to Tenant on the offered terms and the requirements of this Section shall be reinstated. For purposes of this Section, the "base economic terms" of a lease shall be the net present value of fixed rent and any initial monetary concessions, including free rent and tenant improvement allowances, determined using the Prime Rate as the discount rate, and "substantially the same" shall mean differing by no more than ten percent (10%). Tenant's rights hereunder shall not include the right to lease less than all of the space identified in Landlord's notice.

      Anything herein contained to the contrary notwithstanding, Landlord may at any time modify or extend the Janssen Lease, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder. Nothing contained in this Paragraph 31 is intended nor may anything herein be relied upon by Tenant as representation by Landlord as to the availability of expansion space within the Building at any time. Tenant's rights hereunder shall continue throughout the term hereof provided, that the Tenant first-above named shall continuously remain in occupancy of not less than seventy five (75%) of the Premises originally demised hereunder.

      32. Condominium Documents. This Lease is subject to the Declaration of
          ---------------------
Condominium of Yardley Newtown Corporate Center Condominium dated as of September 24, 1998 and recorded in the Office of the Recorder of Deeds of Bucks County in Deed Book 1679, page 914, as amended by a First Amendment dated as of May 4, 2000 and recorded as aforesaid in Deed Book 2067, page 465, (the "Condominium Documents"); provided, however, Landlord shall not exercise its voting or approval rights as owner of Unit 7 in any manner inconsistent with or which would materially impair Tenant's rights under the Lease.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:                            LANDLORD:


                                    NEWTOWN OFFICE DEVELOPMENT III, L.P.

                                    By: Bergen of Newtown III, Inc., a general
                                        partner

______________________________      By: ________________________________________
                                    Name:
                                    Title:

WITNESS:                            TENANT:


                                    3-DIMENSIONAL PHARMACEUTICALS, INC.

                                    By: ________________________________________
                                    Name:
                                    Title:

                                   EXHIBIT "A"

                         FLOOR PLAN OF DEMISED PREMISES

                                   Third Floor

                                    [GRAPHIC]

                                  EXHIBIT "A-1"
                                  -------------

                                    SITE PLAN

                                    [GRAPHIC]

                                   EXHIBIT "B"
                                   -----------

                             TENANT IMPROVEMENT WORK

            Reference is made to that certain Lease Agreement dated August 8, 2001 (the "'Lease") to which this Exhibit is attached and made a part.

      1. Landlord and Tenant agree that Landlord shall construct the Building in accordance with Exhibit B-1 at Landlord's sole cost. Notwithstanding the Section F2 of Exhibit B-1, perimeter walls (exclusive of the window sills) have been dry walled by Landlord and the cost thereof shall not be deducted from the Tenant Improvement Allowance. Subject to Section 24 of the Lease, the Landlord shall deliver the Demised Premises ready for Tenant Improvement Work on or before August 15, 2001 ("Landlord's Work"). The Demised Premises shall be considered ready for the Tenant Improvement Work upon substantial completion of the Base Building.

      2. (a) In addition to the work described below, Tenant, at Tenant's sole cost and expense, shall cause to be prepared, complete, finished and detailed architectural and engineering (electrical, mechanical, plumbing and structural, if any) drawings and specifications for Tenant's partition layout, reflected ceiling plan, floor finishes and other installations, for the work to be done by Tenant under this Exhibit "B" ("Tenant Improvement Work"). All such plans and specifications ("Plans") shall be submitted to Landlord as soon as available but not later than August 10, 2001 and are expressly subject to Landlord's written approval, which Landlord will not unreasonably withhold, condition or delay; provided however, Landlord shall approve, deny or comment upon said plans within five (5) business days of receipt thereof . Any written approval of plans or specifications by Landlord shall not make Landlord responsible in any way for the design of any Tenant Improvement Work and Tenant shall look solely to its architect, engineers, designers and any of its other agents for damages resulting from design errors or omissions. Tenant shall be responsible for all normal and customary costs of Tenant Improvement Work, including but not limited to the cost of design, materials (including transportation and hoisting), labor general conditions, utility consumption during construction, cleaning services and rubbish removal, and all other cost to construct the Tenant Improvements. Landlord will reimburse Tenant for such costs, up to the amount of the Improvement Allowance, within 30 days of submission of applicable invoices, an architect's certification that the work for which Tenant requests payment has been completed in accordance with the approved plans and any other information reasonably requested by Landlord. Reimbursements will be made monthly if requested by Tenant.

            (b) The Commencement Date shall be the earlier of (i) November 1, 2001 (subject to extensions as provided in Section 2(c) below) and (ii) the date Tenant conducts business thereon or therefrom. Tenant shall, upon delivery of the Base Building for Tenant Improvement Work, promptly commence Tenant Improvement Work and prosecute the same to completion. Tenant shall be solely responsible, at Tenant's sole cost and expense, for obtaining the certificate of occupancy with respect to the Demised Premises.

            (c) If Landlord is unable to Substantially Complete the Base Building by August 15, 2001 for reasons other than delay(s) caused by Tenant or its employees, agents, contractors or subcontractors, or in the event Tenant Improvement Work is delayed as a result of (I) an act by Landlord or any of its employees, agents or contractors which materially interferes with or delays completion of Tenant Improvement Work by Tenant or (ii) failure by Landlord to comply with, unless such non-compliance is, in whole or in part the responsibility of Tenant, local or municipal zoning or code violations which materially interferes with or delays completion of Tenant Improvement Work (collectively, "Landlord Delay"), the Commencement Date shall be extended and Tenant shall be entitled to an abatement of Base Rent equal to one (1) day's rent for each day between the scheduled delivery of Base Building date and the date of actual delivery. "Substantial completion" or "Substantially Complete" shall be defined as (i) all improvements being done and operational so that the lack of completion, and process of Landlord's completing the work will not interfere with the conduct or completion of Tenant's Work, or with Tenant's use and occupying of the Demised Premises and common areas appurtenant thereto and
(ii) Landlord's remaining items can be completed within thirty days.

      3. Tenant shall perform the Tenant Improvement Work itself using qualified contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

      4. Tenant's license to enter the Premises to perform Tenant Improvement Work, including installation of cabling, wiring and furniture prior to the commencement of the term, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by the Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. If at any times such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the commencement of the term of the Lease, the same being solely at Tenant's risk. Furthermore, Tenant and its contractors shall be responsible for transportation, safekeeping and storage of materials and equipment used in the performance of Tenant Improvement Work and for the removal of waste and debris resulting from the performance of Tenant Improvement Work. Such waste and debris shall be deposited by Tenant and its contractors in its own dumpsters or other containers and shall not be deposited in those of Landlord or Landlord's contractors unless by prearrangement and in exchange for an agreement to pay the costs of additional waste pick-ups at the Building. Landlord shall meter utility consumption of Tenant, its employees, agents, contractors, subcontractors and mechanics during completion of the Tenant Improvement Work, which cost thereof shall be paid from the Tenant Improvement Allowance.

      5. Landlord shall equitably allocate elevator usage for to Tenant, its agent, contractors and employees, for the Tenant Improvement Work. Landlord agrees to make the freight elevator available to Tenant, its agents, contractors, and employees without additional cost or expense twenty-four (24) hours per day during the completion of the Tenant Improvement Work.

                                  EXHIBIT "B-1"
                                  -------------

                        LOWER MAKEFIELD CORPORATE CENTER
                        Preliminary Outline Specification
                          North Campus - Building Three

A.    CODE ANALYSIS:

      1.    Built in compliance with appropriate federal, state and local codes.

      2. State and local building and construction code review agency identifies BOCA National Building Code 1996 as primary code.

      3.    Code checklist:

            a.    Use group (BOCA Article 3): Group B.
            b. Construction type (BOCA Article 6, Table 602): 2C, unprotected.
            c.    Fire protection (BOCA Article 10): Automatic sprinkler system.
            d. Code population: Total area is 60,680 s.f. Assuming 1 person per 100 s.f., building population is 607 people.

B.    ZONING ANALYSIS:

      1.    Township: Lower Makefield Township.
      2.    County: Bucks County, Pennsylvania.
      3.    District: Office/Research (O-R).
      4. Uses by Right: General business, professional or government office, Research and development facility.
      5.    Minimum width: Greater of 200' or 40% of maximum tract depth.
      6.    Maximum building coverage: 35%.
      7.    Maximum impervious surface ratio: 65%.
      8.    Yards: 100 ft. front, 75 ft. side, 75 ft. rear.
      9. Maximum building height: 50 ft. not including rooftop mechanical equipment.
      10.   Buffers: Required as per Section 12.150.
      11. Parking: Required as per Section 12.221 and 12.222 (minimum 1 space per 250 g.s.f.).
      12. Access: Not more than one access and one egress per 300 ft. of major road frontage.

C.    BASE BUILDING DESIGN PROGRAM:

      1.    Approximately 60,680 gross square feet in a three story building.

      2.    Base building spaces and systems in the building:

            a.    Building structure, perimeter wall and roof.
            b. Core spaces including elevators, floor elevator lobbies, toilet rooms, janitor's closet, local electric closets, local tele/data closets, fire stairs and corridors, equipment shafts and risers.
            c.    Entry lobby.
            d. Stand alone HVAC, electric, plumbing, sprinkler, life safety, security and tele/data systems and support spaces.

      3.    Tenant Spaces: A tenant allowance as per Proposal.

D.    SITEWORK:

      1. Site work shall include hardscape and landscape work to support vehicle parking, pedestrian access and service.

            a. Paving shall be 4" subbase with bituminous 4" base course and 2" wearing course.
            b.    Concrete curbs shall be provided.
            c.    Signage:
                  1) Signage for direction and control of on-site vehicular traffic and handicap parking shall be provided as per code standards.
                  2)    Corporate identity signage shall be provided under TI
                        allowance subject to local code restrictions.
            d.    Drainage: Sufficient inlets, drainage structures and retention pond shall be provided to control stormwater runoff as per code standards.
            e.    Sidewalks shall be 4" concrete with 4" subbase.
            f. Site lighting shall be provided as per code standards. Accent lighting shall be provided at building entries. Security lighting shall be provided at building exits and service areas.
            g. Landscaping allowance shall be provided including grass planted areas, shrubs, evergreens, perennials and trees in parking areas, approach roads and building entries.

      2.    Utility Services:

            a. Sanitary sewer service shall be provided to the building and connected to main.
            b. Storm sewer service shall be provided to the building and inlets, drainage structures and retention pond shall be provided to control stormwater runoff as per code standards.
            c. Domestic water service shall be provided to the building and connected to main.
            d. Fire water service shall be provided to the building and connected to main.
            e. Empty concrete encased conduits shall be provided to transformer and switch pads at the building. Empty concrete encased conduit secondary service electric connection from transformer and switch pads to switchgear inside the building will also be provided. PECO shall provide primary service wiring, transformers, switches and secondary service connections to switchgear.
            f. Empty conduit system shall be provided to connect tele/data terminal room in the building to telephone main. Wiring, fiber, equipment, connections, etc. shall be provided by others.

E.    STRUCTURAL SYSTEM:

      1.    Design live loads:

            a.    30 p.s.f. at roof.
            b. 100 p.s.f. live load and 20 p.s.f. partition load at supported floors.
            c. 100 p.s.f. live load and 20 p.s.f. partition load at slab on grade.

      2.    Steel superstructure:

            a. 13'-0" floor to floor height. All structural steel beams, girders and columns shall be ASTM 572 grade 50 steel.
            b. Floor deck shall be 4" normal weight concrete on 9/16" deep 26 ga. UFS metal deck (4" total depth).
            c. Roof deck shall be sloped to drain 1 1/2" deep 22 ga. painted metal deck.

      3. Fireproofing shall be cementitious type spray-on fireproofing on all beams, girders and columns where necessary to obtain rating required by local code.

      4. Slab on grade shall be 4" reinforced concrete on 4" stone and vapor barrier.

      5. Foundations shall be reinforced concrete spread footings at columns and perimeter walls.

      6.    Perimeter wall:

            a.    Brick with metal stud backup system.

            b.    Metal and glass strip window supported by metal studs.

      7.    Miscellaneous:

            a.    Perimeter of slab on grade shall be insulated.
            b.    Perimeter of foundation wall shall be drained.

F.    ARCHITECTURAL SYSTEMS:

      1.    Exterior wall shall be a non-loadbearing system consisting of:

            a. Brick with metal stud backing. Interior surfaces shall be insulated.
            b. Strip window system consisting of aluminum frames with duranar finish and insulated, tinted, low "E" fixed glazing.
            c. Firesafing shall be provided between floors and roof as per code standards.

      2. Interior perimeter walls above strip window head and at columns to a 9'-6" AFF height shall be finished, unpainted GWB on metal studs. Perimeter walls below window and windowsills shall be part of the tenant allowance.

      3. Roof construction shall be primarily flat roof deck, sloped to drain, 1 1/2" deep, 22 ga. galvanized vented metal deck. Perimeter of building roof line shall receive prefabricated roof truss system which will provide a mansard type architectural appearance and screen all rooftop mechanical equipment. Roof pavers shall be arranged to provide access to rooftop equipment.

      4.    Base building interiors:
            a. 13'-0" floor to floor height shall accommodate 9'-0" finish ceiling height. (Third floor core areas have 8'-6" finish ceiling height.
            b. Typical core doors shall be 3' x 7' painted solid core wood in welded hollow metal frames. Doors shall be labeled as required. Hardware shall be brushed stainless steel.
            c. Entry lobby connecting the building entry to the elevator core shall include carpet and stone floor and base, paint on GWB, finished GWB ceilings, general and accent lighting, HVAC, fire protection and life safety systems.
            d. Finishes for elevator lobbies on tenant floors in the building shall include finished GWB walls, carpet, vinyl base, finished GWB ceiling, general and accent lighting, HVAC, fire protection and life safety systems.
            e. Fire stairs shall be provided in the building including concrete pan treads and painted metal rails, GWB walls, general lighting, HVAC, fire protection and life safety systems. One roof hatch is provided at third floor janitor closet.
            f. Toilet rooms shall be provided on each floor including wet wall with ceramic tile to finish; other walls with finished GWB walls; ceramic tile floors; suspended acoustical tile ceiling; ceiling suspended plastic laminate toilet partitions; wall mounted fixtures; brush finish stainless steel toilet accessories; solid surface material lavatory counter with mirror, general and accent lighting, HVAC, fire protection and life safety systems.
            g. Janitor's closet shall be provided on each floor including floor mounted service sink, vinyl composite tile floors, finished GWB walls; no ceiling; general lighting, HVAC, fire protection and life safety systems.
            h. Core telephone closets shall be provided on each floor including vinyl composition tile floors, vinyl base, finished GWB walls, with 3/4" painted plywood on one wall, general lighting, HVAC, fire protection and life safety systems.
            i. Core electric closets shall be provided on each floor including vinyl composition tile floors, vinyl base, finished GWB walls, general lighting, HVAC, fire protection and life safety systems.
            j. Elevator machine room shall include sealed concrete floors, GWB walls, general lighting, fire protection, HVAC and life safety systems.
            k. Electrical switchgear room shall include vinyl composition tile floors, GWB walls, general lighting, fire protection, HVAC and life safety systems.

      5. Vertical transportation in the building shall include two 3,500 lb. passenger elevators. Elevators to be pre-engineered, 125 feet per minute, hydraulic elevators with standard finish cabs upgraded by base building allowance described above. Elevator door heights shall be 7'-0". Elevator cab ceiling height shall be 7'-4".

G.    MECHANICAL, ELECTRICAL AND PLUMBING SYSTEMS:

      1.    Design criteria:
            a.    Outdoor conditions:
                  1)    Summer: 93(Degree) F DB and 75(Degree) F WB.
                  2)    Winter: 10(Degree) F
            b.    Inside conditions:
                  1)    Heating:
                        (a)   Office: 70(Degree) F.
                        (b)   MEP Rooms: 60(Degree) F.
                        (c)   Elevator machine rooms: 65(Degree) F.
                        (d)   (No winter humidification provided)
                  2)    Cooling:
                        (a)   Office: 78(Degree) F +/- 2(Degree) F.
                        (b)   MEP rooms: Ventilation only.
                        (c)   Elevator machine rooms: 85(Degree) F.
            c.    Construction values:
                  1)    Roof U = 0.064 BTU/sf/degree F.
                  2)    Wall U = 0.044 BTU/sf/degree F.
                  3)    Floor edge loss = 45 BTU/ft. of perimeter edge.
                  4)    Glass U = 0.48 BTU/sf/degree F.
                  5)    Glass shading coefficient 56%.
            d.    Ventilation requirements:
                  1)    Office areas at 20 cfm/person.
                  2)    Toilet areas at 75 cfm per water closet or urinal.
                  3)    Maintain positive pressure throughout entire facility.

      2. HVAC system is variable air volume packaged rooftop air conditioning units with electric heat, and will consist of the following components:
            a.    Base building:
                  1) Two ninety ton packaged rooftop units with electric heat and VAV controls, 100% OA economizer, 100% exhaust fan, building pressurization controls, spring isolators, DDC building automation system and 14 inch roof curbs.
                  2) Thermally wrapped supply duct risers and mains on each floor for connection by future tenants. Acoustically lined return inlets on each floor connected to return air shafts, plenum return. Exhaust fans and ductwork for Toilet Rooms. Exhaust fan and ductwork for Janitor's Closets and Elevator Machine Room, continuous operation.
                  3) Three VAV shut-off boxes, supply ductwork and diffusers for lobbies and core areas. Ductwork and diffusers for fit-out of core areas including lobby and restrooms. Four fan powered VAV boxes with electric heat on each floor for temporary heating and cooling. Electric heat for entry and stairwells. Electric unit heaters in third floor ceiling plenum to offset roof heat loss. Fan powered VAV boxes with electric heat for perimeter zones and shut-off VAV boxes for interior areas to be provided as part of tenant fit-out.
            b.    Tenant Improvements:
                  1) All HVAC distribution is part of the tenant allowance, including VAV boxes, sensors, connection to the communication loop, programming, tenant air distribution system, lay-in egg crate returns, extension and modification of floor mains and risers as required and balancing.
                  2) Supply ductwork will be lined sheet metal. Perimeter diffusers will be lay-in slots and interior diffusers will be lay-in perforated face.

      3. Exhaust system: Toilet rooms, janitor's closets, mechanical and electrical rooms shall be ventilated by roof mounted centrifugal exhaust fans.

      4.    Plumbing/fire protection:
            a. Domestic water shall be provided from meter pit outside the building.
            b. Roof drainage in the building shall be connected to site storm sewer system. Secondary roof drainage system shall discharge to grade.
            c. Centralized electric fired hot water heaters shall provide hot water for toilet rooms.
            d. Two remote risers to water, sewer and vent plumbing risers shall be provided at toilet rooms on each floor.
            e. Sanitary sewer shall be connected to local sanitary sewer. Floor drains shall be self-priming.

      5.    Fire protection:
            a. Fire sprinkler system shall be provided including test header and siamese connection as per code.
            b. Sprinklers shall be provided in all base building spaces. Sprinkler loop shall be provided on office floors with light hazard distribution, heads up. Tenant will drop heads and upgrade to higher hazard, if required.
            c. Sprinkler shall be supplied from standpipe risers with shutoff valve, flow switch and drain/test connection located in the fire stairs. A fire department hose valve shall be provided on each floor in each fire stair as per code.

      6.    Electrical:
            a.    Design criteria:

                  1) Lighting: 2 watts/s.f. for recessed 2' x 4' three lamp deep cell parabolic louvered fluorescent troffers provided under TI allowance and miscellaneous base building lighting requirements. Energy efficient ballasts and lamps shall be utilized.
                  2)    General power: 5 watts/s.f.
                  3) Feeder riser: 8 watts/s.f. (2 watts lighting, 5 watts general power, 1 watt for future loads).
            b. Incoming electric supply to the building shall be 277/480 volts, 3 phase, 4 wire secondary service from exterior PECO pad mounted transformer assembly. Single service is provided. Totalizing/generalizing metering is provided.
            c. Electric power distribution shall be provided by three distribution panels:
                  1) Distribution panel "HDP", 1000 ampere, 480/277 volts, 3 phase, 4 wire shall provide distribution for heating/air conditioning loads. Heating and air conditioning distribution shall be via EMT conduit with copper conductor feeders. Risers shall be run in local electrical closets to 480/277 volts, 3 phase, 4 wire, 200 ampere panel.
                  2) Distribution panel "MDP", 600 ampere, 480/277 volts, 3 phase, 4 wire shall provide distribution for lighting, general power and elevator loads. Lighting distribution shall be via EMT conduit with copper conductor feeders. Risers shall be run in local electrical closets to 480/277 volts, 3 phase, 4 wire, 200 ampere panel.
                  3) Distribution panel "PDP", 600 ampere, 208/120 volts, 3 phase, 4 wire (fed from distribution panel "MDP") and 150 kva 480 - 208/120 volts, 3 phase, 4 wire transformer shall provide distribution to general power loads. General power distribution shall be via EMT conduit with copper conductor feeders. Risers shall be run in local electrical closets to 208/120 volts, 3 phase, 4 wire, 200 ampere panel.
            d. Base building lighting and receptacle loads throughout the building shall be served from panelboard(s) located in local electrical closet(s). Panelboards for light and power circuits shall be of the circuit breaker type for flush or surface mounting dead-front cabinets. Concealed wiring shall be provided in all areas except MEP spaces. All power loads, such as elevators, motor control equipment, mechanical HVAC equipment, etc. shall operate at 480 volts and shall be connected to heating distribution panel with single or multiple conduit and cable feeders. Wire and cable shall be copper with type THW insulation.
            e. TI fitout allowance includes providing connections to distribution panel, tenant lighting and power panel boards and distribution wiring. Tenant fluorescent lighting shall be fed at 277 volts. Local dry type transformers will reduce 480 voltage to 120/208 voltage for tenant incandescent lighting and general power.
            f. Building grounding and lightning protection systems shall be provided.
            g. Emergency lighting for life safety requirements shall be provided by local battery units.
      7.    Telephone service:
            a. Base building shall provide empty conduit, underground duct bank service to first floor electrical/mechanical/telephone room. A system of empty conduit(s) and sleeve(s) risers shall be provided to accommodate installation of tenant's tele/data system from the first floor electrical/mechanical/telephone room to local electrical closets.
            b. The local electrical closet shall include two power outlet(s) and 3/4" painted plywood backer board for punchdown equipment.
            c. Telephone service should be provided to base building spaces as required by program.
            d. Telephone service, wire, fiber, equipment, outlet jacks, cable tray, etc. shall be provided by others or under TI allowance.

      8.    Security:
            a. Building entrance shall be provided with empty conduit and junction boxes to enable installation of tenant-provided card reader security system.

      9.    Smoke, fire and sprinkler alarm system.
            a. Multiplex addressable fire alarm and sprinkler alarm system shall be provided in the building in accordance with code requirements including non-coded semi-flush mounted pull stations at the exit stairs, horns with flashing lights, etc. as per code requirements.
            b. The smoke detection system shall consist of products of combustion, ionization type detectors in supply and return air ductwork as per code requirements.
            c. The sprinkler and sprinkler alarm system shall consist of water flow devices and tamper switches and fire alarm control panel at a central location.
            d. Fire command station shall contain, in addition to the fire alarm related annunciation, communication and elevator recall functions, a central damper and fan switch panel for use in emergency smoke removal.

                                   EXHIBIT "C"
                                   -----------

                              RULES AND REGULATIONS
                              ---------------------

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the exterior or interior Common Areas of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. No awning shall be permitted on any part of the Demised Premises. Tenant shall not place anything against, near or on any glass partitions, doors, windows or window sills which may appear unsightly from outside the Demised Premises and Tenant is specifically prohibited from sitting or placing anything on the window sills of the Demised Premises. Tenant shall not obstruct any windows, doors, partitions or lights within the Demised Premises which admit or reflect light into the hallways or other Common Areas of the Building. Tenant shall not attach or hang any curtains, blinds, shades or screens used in connection with any window or door of the Demised Premises without first obtaining the written consent of Landlord. Said curtains, blinds or shades must be of a quality, type, design and color and attached in a manner approved by Landlord.

3. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. All cleaning and janitorial services for the Building and the Demised Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Demised Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Demised Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

5. Landlord will furnish Tenant, free of charge, two (2) keys (plus two (2) additional keys upon request) to each door lock in the Demised Premises. Landlord may charge an additional amount $2.00 per key for any additional keys requested by Tenant. Tenant shall not alter any lock or install a new additional lock or bolt on the entrance door of its Demised Premises without written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

7. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

8. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9. Tenant shall not use or keep in the Demised Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Demised Premises any foul or noxious gas or substance, or permit or allow the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Demised Premises any birds or animals.

10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

12. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14. Tenant shall close and lock the doors of the Demised Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Demised Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Tenant shall not obtain for use on the Demised Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Demised Premises, except from such contractors as are reasonably approved by Landlord and at such hours and under such regulations as may be fixed by Landlord.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown thereto. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Demised Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Demised Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Demised Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Demised Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant shall not install, maintain or operate upon the Demised Premises any vending machine without the written consent of Landlord.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Tenant shall store all its trash and garbage within the Demised Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The Demised Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Demised Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Demised Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of a microwave oven shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

27. Tenant shall comply with all safety fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery and pilferage.

29. The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations the provisions of this Lease shall prevail.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and the Complex and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT "D"
                                   -----------

                                BUILDING HOLIDAYS
                                -----------------

                                 New Years Day

                                 President's Day

                                 Memorial Day

                                 Fourth of July

                                 Labor Day

                                 Thanksgiving Day

                                 Christmas

                                   EXHIBIT "E"
                                   ----------

                      JANITORIAL MAINTENANCE SPECIFICATIONS
                      -------------------------------------

                              PROVIDED BY LANDLORD
                              --------------------

1.    OFFICE AREA CLEANING - Tenant Suites and Common Areas:

      a.    The following tasks are to be performed DAILY:

            i. Empty ALL trash containers and wastebaskets. Replace all trash liners as needed.

            ii. Remove all trash to specifically designated areas and dispose of in prescribed manner.

            iii.  Police stairwells for trash and debris.

            iv. SPOT dust all uncluttered desk tops, file cabinets, counters, sills and ledges up to 72 inches.

            v. Dust mop ALL hard floor surfaces insuring dust and debris are removed from all corners, SPOT mop to remove spillage.

            vi. Contractor will inspect the entire building and SPOT vacuum all carpet in offices and traffic areas. Remove any carpet stains as needed.

            vii.  Vacuum all entrance mats and runners.

            viii. Spot clean smudges and finger marks from all doors,
                  doorframes, partitions and light switch covers.

            ix.   Wash all entrance door glass - both sides.

            x.    Clean all entrance frames and ledges.

            xi. Damp wipe all CLEARED table tops, CLEARED counter tops and cabinet faces in kitchen or coffee stations.

            xii.  Clean all drinking fountains.

            xiii. SPOT clean interior partition glass.

            xiv. Straighten chairs and tables in employee lunchrooms and conference rooms.

            xv.   Keep all contractors storage areas clean, neat and orderly.

      b.    The following tasks are to be performed WEEKLY:

            i. Detail ALL vacuum offices, cubicles, conference rooms and traffic areas. Edge vacuum as needed.

            ii. Sweep and wet mop stairwells to remove stains. Dust handrails and other horizontal surfaces.

            iii. Dust ALL UNCLUTTERED desk tops, file cabinets, counters, sills and ledges up to 72 inches.

            iv.   Wet mop any high traffic or lobby area hard surface flooring.

      c.    The following tasks are to be performed MONTHLY:

            i. High dust all horizontal and vertical surfaces above 72 inches.

            ii.   Dust baseboards.

            iii.  Detail vacuum any upholstered chairs.

      d.    The following tasks are to be performed QUARTERLY:

            i.    Dust ceiling diffusers and vents.

            ii. Spray-buff ALL resilient tile floors if needed throughout the building.

            iii.  Wipe ALL venetian blinds with a treated cloth to remove dust.

            iv.   Clean ALL interior partition glass.

            v. Shampoo carpets in common area lobbies to include walk off mats (This will be invoiced separately).

      e.    The following tasks are to be performed ANNUALLY:

            i. Strip and refinish the hard surface VCT or ceramic tile flooring if needed.

2.    RESTROOM CLEANING SPECIFICATIONS:

      a.    The following tasks are to be performed DAILY:

            i. Empty all waste and sanitary disposal containers and replace liners.

            ii.   Fill all dispensers.

            iii.  Clean and disinfect all disposal containers.

            iv. Clean and polish all mirrors and brightwork leaving no residue.

            v.    Clean and disinfect all countertops and lavatories.

            vi. Clean and disinfect all toilet fixtures and urinals inside and outside.

            vii.  SPOT clean all partitions and walls leaving no residue.

            viii. Dust all sills and ledges.

            ix. Sweep and wet mop all hard surface floor areas with a disinfectant cleaners.

      b.    The following tasks are to be performed QUARTERLY:

            i.    Wash and disinfect ALL ceramic tile walls and partitions.

            ii.   Dust ALL vents, diffusers and radiators.

      c.    The following tasks are to be performed ANNUALLY:

            i. Machine scrub ceramic tile flooring or strip all VCT restrooms floors and refinish with three coats of a low slip, high traffic sealer, if needed.

                                   EXHIIBT "F"
                                   -----------

                     Space Leased by Janssen Pharmaceutical
                     --------------------------------------